Nutrastar Announces Adoption of Share Repurchase Program

Harbin, China, August 25, 2011-- Nutrastar International Inc. (OTCBB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded Traditional Chinese Medicine (“TCM”) consumer products, today announced that its Board of Directors has authorized a share repurchase program under which Nutrastar may repurchase up to US$5 million of the Company's common stock over a period of 12 months.

Under the program, the Company may, from time to time make one or more purchases, through open market, block trades or in privately negotiated transactions in accordance with the applicable federal securities laws and regulations, including Rule 10b-18. The timing and extent of the repurchases will be determined by the Company’s management, in its discretion, and will depend upon market conditions, the trading prices and volume of the stock, alternative uses for capital, the Company’s financial performance, and other factors. The repurchase program does not obligate Nutrastar to make any repurchases at any specific time.

Ms. Lianyun Han, CEO and founder of Nutrastar, commented, “Despite difficult macroeconomic conditions and volatility in the capital markets, we are confident in our business, our growth strategies and in the opportunities that lie ahead for our company. We stand by the legitimacy and validity of our cash position, financial results and internal controls that are reviewed and audited by our top-10 accounting firm. Our shareholders are vitally important to us and the adoption of this share repurchase program reflects our strong commitment to enhancing shareholder value as well as the confidence our Board of Directors and management team have in our ability to continue carrying out our growth strategy of expanding our product lines and distribution networks while also adding value to our shareholders in the long-term.” The program will be funded utilizing the Company’s cash on hand and cash generated from operations. The Company is currently working with financial institutions to secure efficient and adequate conversion of Chinese Renminbi to U.S. Dollars to fund the execution of the repurchase program. The Board of Directors of the Company will periodically review the share repurchase program and may authorize adjustments to the program’s terms and size. The Board of Directors may also suspend or discontinue the repurchase program at any time.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded TCM consumer products including commercially cultivated Cordyceps Militaris and functional health beverages. Cordyceps Militaris is one of the most highly regarded herbal nutrients in TCM. The Company believes it is the largest manufacturer of bioengineered Cordyceps Militaris in China, ranked by volume, according to China Market Monitoring Center (CMMC), accounting for approximately 19% market share in China. The Company is headquartered in Harbin, capital of Heilongjiang province, with 321 employees, 21 in R&D, and 140 in sales and marketing. The products of Nutrastar are sold throughout China via a direct and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. . You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Robert Tick, CFO
Nutrastar International Inc.
Email: roberttick@nutrastarintl.com

Howard Gostfrand
American Capital Ventures
Tel: +1-305-918-7000
Email: info@amcapventures.com